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                            MERRILL LYNCH ASSET I(SM)
                                   ISSUED BY
                      MERRILL LYNCH LIFE INSURANCE COMPANY
                          SUPPLEMENT DATED MAY 1, 2006
                                     TO THE
                          PROSPECTUS DATED MAY 1, 2006

This supplement describes a change to the Merrill Lynch Asset I individual modified guaranteed annuity contracts (collectively, the "Contracts") issued by Merrill Lynch Life Insurance Company.

Currently, we offer ten Initial Guarantee Periods under the Contracts ranging from one to ten years in length. For renewals, we currently continue to offer ten Guarantee Periods ranging from one to ten years in length. We may discontinue offering any of these Guarantee Periods (other than the one year Guarantee Period) at any time.

                                     * * *

Please retain this supplement with your Prospectus for reference. If you have any questions, please contact your Financial Advisor, call the Service Center at
(800) 535-5549, or write the Service Center at P.O. Box 44222, Jacksonville, Florida 32231-4222.



                                                               CODE: 101717-0506